UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15 (d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	March 30, 2005

AMERIGROUP CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-31574	54-1739323

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4425 Corporation Lane, Virginia Beach, Virginia	23462

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(757) 490-6900

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

     AMERIGROUP Corporation (the “Company”) annually grants cash incentive awards pursuant to the Company’s 2003 Cash Incentive Plan. The cash incentive awards have an annual component (the “Annual Bonus Plan”) based on individual and Company performance during the applicable year and a rolling three-year performance cycle component (the “LTI Plan”) that itself has an annual component (based on individual and Company performance during the first year of the cycle) and a long-term component (based on individual performance during the first year of the cycle and Company performance during all three years of the cycle). The cash incentive plan is funded only in the event the Company achieves its corporate performance goal relating to attainment of certain levels of audited generally accepted accounting principles (GAAP) net income. Each individual’s actual cash incentive award can vary from 80% of the target amount to 120% of the target amount depending upon the individual’s achievement of his/her major job objectives (“MJOs”). Payment of the awards under the Annual Bonus Plan (if earned) is made prior to March 15th of the following year, whereas payment of awards under the LTI Plan (if earned) is deferred until the end of the performance cycle (subject to continued employment on the payment date following the end of the cycle). Accordingly, the award attributable to performance year 2004 under the LTI Plan beginning in 2004 is payable prior to March 15th of 2007, and payment of any award relating to the performance year 2005 under the LTI Plan beginning in 2005 (if earned) will be payable prior to March 15th of 2008. As noted above, to be eligible to receive an award for any year in the three-year cycle under the LTI Plan, the Company must meet its performance goal in that year, and the individual must attain his or her MJOs in the first year of the cycle. For the performance years ended December 31, 2004 and December 31, 2005, the Compensation Committee determined that the MJO for Mr. McWaters and Mr. Carlson was the Company’s achievement of the level of audited GAAP net income necessary to fund awards under the 2003 Cash Incentive Plan.

     On February 9, 2005, the Compensation Committee of the Board of Directors (the “Compensation Committee”) determined that cash incentive awards had been earned by certain of the Company’s executive officers with respect to the performance year ended
December 31, 2004, as follows:

Name of Executive Officer	Cash Incentive Awards
	Annual Bonus Award	Award Under LTI Plan
	Paid for 2004	Payable in 2007 for 2004
	Performance	Performance
Jeffrey L. McWaters	$1,100,000	$252,259
James G. Carlson	$500,000	$116,667
Lorenzo Childress, Jr., M.D.	$275,000	$90,266
Richard C. Zoretic	$192,000	$54,000
Stanley F. Baldwin	$230,000	$38,080

     On February 9, 2005, the Compensation Committee established targets for cash incentive awards for certain of the Company’s executive officers with respect to the performance year ending December 31, 2005, as follows:

Name of Executive Officer	2005 Cash Incentive Award Targets
	Annual Bonus	LTI Plan
Jeffrey L. McWaters	$1,100,000	$148,181
James G. Carlson	$518,605	$66,667
E. Paul Dunn, Jr.	$329,600	$66,667
Eric M. Yoder, M.D.	$175,000	$18,080
Richard C. Zoretic	$192,000	$18,080
Stanley F. Baldwin	$150,000	$18,080

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERIGROUP Corporation

Date: March 30, 2005

By:	/s/ Stanley F. Baldwin

Name:	Stanley F. Baldwin
Title:	Executive Vice President, General Counsel and Secretary